Exhibit n.3

CONSENT OF PROSPECTIVE DIRECTOR

        The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by Horizon Technology Funding Company LLC.

/s/ KATHRYN G. JACKSON Name: Kathryn G. Jackson

Dated: December 5, 2005